UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 363-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

ORBCOMM’s (“ORBCOMM” or the “Company”) ability to provide satellite AIS service has been interrupted as a result of the loss of the remaining AIS-enabled Quick-Launch satellite (“QL3”) which exhibited communications failure toward the end of the fourth quarter, 2010. ORBCOMM’s regular Machine-to-Machine (M2M) messaging service is not impacted by this event since QL3 had not been providing any ORBCOMM messaging services since June 2010. As previously announced, all six AIS-enabled satellites launched in June 2008 have been fully depreciated or impaired for accounting purposes, and the Company received $44.3 million of insurance proceeds with respect to these satellites in December 2009.

ORBCOMM will continue its efforts to restore commercial-level AIS service in the near term through securing other third-party sources. The financial impact resulting from this interruption for the first half of 2011 is expected to be less than $1 million in future revenues. The Company plans to launch multiple satellites commencing with the first AIS-only satellite under our recently announced OHB/Luxspace agreement scheduled for launch in the second quarter of 2011 and then followed by two of the 18 more powerful AIS-enabled Next Generation satellites. This plan includes the launch of up to four (two AIS-only and two OG2) satellites in 2011, on three separate launch vehicles. These satellites are expected to provide improved AIS data service capability significantly beyond what was previously available and enable ORBCOMM to provide high-quality AIS satellite data services to its customers for years to come.

Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Although the Company believes that its plans and objectives reflected in or suggested by these forward-looking statements are reasonable, the Company may not achieve these plans or objectives. The Company’s actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: satellite launch failures, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of the Company’s communications system or reductions in levels of service due to technological malfunctions or deficiencies or other events; the Company’s inability to renew or expand its satellite constellation; market acceptance and success of the Company’s AIS business; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section in the Company’s annual report on Form 10-K for the year ended December 31, 2009. Unless required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By /s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President, General Counsel and Secretary

Date: January 31, 2011